Exhibit 10.2

                    TRANSFER AND ASSIGNMENT

     THIS TRANSFER AND ASSIGNMENT is executed as of June 29, 2001, by and among Environmental Energy Services, Inc., a Delaware corporation (the "Assignor"), Douglas Holsted (the "Assignee"), and WasteMasters Holding, Inc. ("WHI").

     WHEREAS, the Assignor has agreed to transfer all of its interest in and claims against WHI (the "Corporation") on the terms set forth herein.

     NOW THEREFORE, for the consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

     1. Transfer and Assignment. Assignor hereby sells, transfers, assigns, delivers and conveys to the Assignee all right, title and interest of Assignor in and to the common stock of the Corporation for the sum of $10.

     2. Consulting Services of Assignee. The Assignee recognizes that the Assignor will have an obligation to prepare audited financial statements for the Corporation through the date of this Assignment in order to comply with securities reporting requirements, and may have other reasons to obtain access to documents or information relating to the Corporation. Therefore, Assignee hereby agrees that he will take reasonable steps to insure that the books and records of the Corporation are preserved, and will provide the Assignor and its auditors with reasonable access to the books, records and personnel of the Corporation on reasonable notice.

     3. Indemnification of Assignee. The Assignee expressly does not assume any liabilities of the Assignor or the Corporation, and the Assignor hereby agrees to indemnify and hold the Assignee harmless against any claim or liability asserted against the Assignee by virtue of the Assignee's execution of this Agreement, the performance of his obligations hereunder or his purchase and ownership of the Corporation (other than his obligations under this Agreement).

     4. Release of Assignor. In consideration for the transactions effectuated herein, the Corporation hereby releases and discharges the Assignor from any claim or liability which it may have against the Assignor and its subsidiaries, and the Corporation hereby agrees to indemnify and hold the Assignor harmless against any such claim or liability, including attorney's fees incurred in defense of such claim or liability, which the Corporation may have against the Assignor and its subsidiaries. The Assignee agrees that he shall not take any act in any capacity, including as a shareholder, director, officer, employee or agent of the Corporation, to cause the Corporation to assert any claim or cause of action against the Assignor or assist any party in asserting any claim or cause of action of the Corporation against the Assignor.

     5. Assignment by Assignee. The parties acknowledge that the Assignee may assign and convey the stock, claims and other rights acquired herein to a corporate entity designated by the Assignee with notice to the Assignor. The Assignee agrees that any such assignment shall not diminish, impair or effect in any way the Assignee's undertakings and obligations in this Assignment.

     6. Survival of Assignment. The provisions of this Assignment shall survive the consummation of the transactions provided for herein.

     7. Governing Law. This instrument shall be construed and enforced in accordance with and governed by the laws of the State of Georgia.

     8. Binding Effect. This instrument shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed and sealed this Assignment as of the day and year first above written.

ASSIGNOR:

Environmental Energy Services, Inc., a Delaware corporation

/s/ A. Leon Blaser
By: A. Leon Blaser, Chief Executive Officer



ASSIGNEE:

/s/ Douglas Holsted
By: Douglas Holsted



WHI:

WasteMasters Holdings, Inc., a Delaware corporation

/s/ A. Leon Blaser
By:  A. Leon Blaser, President